MUNIHOLDINGS FLORIDA INSURED FUND

FILE # 811-8349

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
9/15/2005	Miami Dade Cnty Florida Jackson Health 5% 6/1/28	300,000,000	10,890,000

Ramirez & Co., Inc

Raymond James & Assoc.

Siebert Brandford Shank

J.P. Morgan Securities Inc

Banc Of America Sec. LLC

Estrada Hinojosa & Co.

Jackson Securities, LLC

Morgan Keegan & Co.

Guzman & Company

Loop Capital Markets

M.R. Beal & Company

Ramirez & Co., Inc.

Raymond James & Assoc.

Siebert Brandford Shank

9/22/2005	Puerto Rico Highway 5% 7/1/40	1,499,910,000	5,900,000

Citi Group Global Markets  Lehman Brothers

UBS Financial Services

Banc of America Sec. LLC

Goldman, Sachs & Co.

J.P. Morgan Securities Inc

Merrill Lynch & Co.

Raymond James & Assoc.

Ramirez & Co. Inc.

Wachovia Bank

10/20/2005	Miami Dade Airport Florida 5.00% 10/1/38	600,000,000	3,775,000

Bank of America Sec. LLC

Estrada Hinojosa

Morgan Keegan & Co.

Morgan Stanley

M.R. Beal & Co.

Guzman & Co.

Jackson Securities, LLC

Lehman Brothers

Loop Capital Markets

Merrill Lynch & Co.

Ramirez & Co., Inc

RBC Dain Rauscher Inc.

Siebert Brandford Shank

Stifel, Nicolaus & Co, Inc Hanifen Imhoff Division.